Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-3 of Xenonics Holdings, Inc. of our report dated December 22, 2009, relating to our audit of the consolidated financial statements which appears in the Annual Report on Form 10-K of Xenonics Holdings, Inc. for the year ended September 30, 2009.
We also consent to the reference to our firm under the caption “Experts” in such Prospectus, which is part of this Registration Statement.
/s/ SingerLewak LLP
Irvine, California
March 19, 2010